Earnings Presentation First Quarter 2023 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slide in the appendix. The results contained in this presentation are made as of March 31, 2023, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

First Quarter 2023 Highlights

Assets Under Management	• Total Assets Under Management ("AUM") of $360.3 billion • Total Fee Paying AUM ("FPAUM") of $233.9 billion • Available Capital of $88.6 billion • AUM Not Yet Paying Fees available for future deployment of $50.5 billion • Raised $16.0 billion in gross new capital with net inflows of capital[1] of $13.5 billion • Capital deployment of $12.9 billion, including $7.8 billion by our drawdown funds
Q1-23 Financial Results	• GAAP net income attributable to Ares Management Corporation of $94.0 million • GAAP basic and diluted earnings per share of Class A and non-voting common stock of $0.49 • GAAP management fees of $600.5 million • Unconsolidated management fees and other fees of $623.3 million[2] • Fee related performance revenues of $3.9 million • Fee Related Earnings of $254.6 million • Realized Income of $254.3 million • After-tax Realized Income of $0.71 per share of Class A and non-voting common stock
Corporate Actions	• Declared quarterly dividend of $0.77 per share of Class A and non-voting common stock, which is payable on June 30, 2023 to shareholders of record as of June 16, 2023
Recent Developments	• On March 31, 2023, we acquired the remaining ownership interest of Ares SSG's fee-generating business that was held by the former owners of SSG. We rebranded Ares SSG as Ares Asia and the credit business, Asia credit, has been reclassified effective January 1, 2023 and is now presented within the Credit Group. In connection with this reclassification, we will no longer use Strategic Initiatives to describe all other operating segments, instead reporting these results within an Other category. • On April 24, 2023, we announced the launch of Ares Strategic Income Fund ("ASIF"), a perpetual capital, continuously offered, non-traded business development company, which seeks to primarily invest in directly originated, senior secured, floating-rate loans to U.S. middle-market companies. • On April 25, 2023, Ares Acquisition Corporation II (NYSE: AACT), our second sponsored SPAC, consummated its initial public offering. The initial public offering generated gross proceeds of $500.0 million, which includes the partial exercise of the underwriters' option to purchase additional shares at the initial public offering price to cover over-allotments.

1. Net inflows of capital represents gross capital commitments less redemptions.
2. Unconsolidated management fees includes $11.6 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q1-23 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $20.7 million for Q1-23 and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners.

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4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q1 2023 Commentary Credit Group European Direct Lending $4.5 Equity commitments to various funds including $4.2 billion for our sixth flagship European direct lending fund Alternative Credit 3.1 Equity commitments to various funds, including $1.8 billion for our second flagship alternative credit fund and $0.3 billion for our open-ended core alternative credit fund U.S. Direct Lending 1.4 Debt and equity commitments to various funds Business Development Companies 1.1 Capital raised by ARCC and affiliates and ASIF CLOs 0.5 Priced one new U.S. CLO Other Credit Funds 0.4 Equity commitments to various funds Other 0.3 Unallocated equity commitments to the platform Total Credit Group $11.3 Private Equity Group Corporate Private Equity $0.1 Equity commitments to a corporate private equity vehicle Total Private Equity Group $0.1 Real Assets Group Non-traded REITs $0.4 Capital raised of $0.3 billion and $0.1 billion by AIREIT and AREIT, respectively U.S. Real Estate Equity 0.1 Equity commitments to our fourth U.S. opportunistic real estate equity fund Real Estate Debt 0.2 Equity and debt commitments to various funds Total Real Assets Group $0.7 Secondaries Group Credit Secondaries $0.9 Equity commitments to credit secondaries vehicles Real Estate Secondaries 0.2 Equity commitments to various real estate secondaries vehicles Other 0.1 Unallocated equity commitments to the platform Total Secondaries Group $1.2 Other Insurance $2.7 Additional managed assets Total Other $2.7 Total $16.0

Assets Under Management

AUM as of March 31, 2023 was $360.3 billion, an increase of 11% from prior year[(1)]

- The increase of $35.3 billion was primarily driven by:
  - commitments to U.S. direct lending funds, our sixth flagship European direct lending fund, our second flagship alternative credit fund and our first APAC direct lending fund within Credit, from Ares Special Opportunities Fund II, L.P. ("ASOF II") within Private Equity and from U.S. real estate equity and infrastructure debt funds within Real Assets

FPAUM as of March 31, 2023 was $233.9 billion, an increase of 18% from prior year

- The increase of $34.9 billion was primarily attributable to:
  - the deployment of capital in funds across U.S. and European direct lending, alternative credit and special opportunities, additional capital raised by our non-traded REITs, and new commitments to the liquid credit and real estate equity strategies



AUM
($ in billions)
$325.0
$2.7
$23.5
$58.5
$33.6
$206.7
$352.0
$3.6
$22.0
$66.1
$34.7
$225.6
$360.3
$3.5
$23.0
$64.1
$34.6
$235.1
Q1-22
Q4-22
Q1-23



FPAUM
($ in billions)
$199.0
$1.8
$18.1
$36.1
$16.1
$126.9
$231.1
$2.0
$17.7
$41.6
$18.5
$151.3
$233.9
$2.7
$17.8
$40.9
$18.8
$153.7
Q1-22
Q4-22
Q1-23
Credit
Private Equity
Real Assets
Secondaries
Other

1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser ("IHAM").

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6 Perpetual Capital Perpetual Capital AUM Perpetual Capital as of March 31, 2023 was $95.4 billion, an increase of 15% from prior year • The increase of $12.7 billion was primarily driven by: ◦ commitments in our U.S. direct lending and alternative credit strategies and our insurance platform and capital raised by ASIF and our non-traded REITs Q1-23 Perpetual Capital by Type Q1-22 Q4-22 Q1-23 ($ in billions) (2) 75% 25% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $95.4 ($ in billions) Credit Real Assets Secondaries Other $2.6 $3.0 $0.3 $0.3 $1.8 $55.4 $61.6 $64.3 $25.5 $28.2 $27.8 $82.7 $92.7 $95.4

7 20% 7% 62% 11% 38% 6% 51% 5% AUM and Management Fees by Type 89% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the quarter ended March 31, 2023: • 89% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other

8 Q1-22 Q4-22 Q1-23 Available Capital and AUM Not Yet Paying Fees Available Capital as of March 31, 2023 was $88.6 billion, a decrease of 4% from prior year • The decrease of $3.8 billion was primarily driven by: ◦ net deployment in the U.S. and European direct lending and corporate private equity strategies AUM Not Yet Paying Fees as of March 31, 2023 was $60.7 billion, a decrease of 6% from prior year • The decrease of $4.0 billion was primarily driven by: ◦ net deployment in the U.S. and European direct lending strategies Available Capital AUM Not Yet Paying Fees Q1-22 Q4-22 Q1-23 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Other $1.0 $92.4 $1.0 $84.6 $57.0 $10.5 $15.3 $8.6 $7.8 $17.4 $8.3 $50.1 $88.6 $0.5 $8.5 $17.2 $7.9 $54.5 $46.6 $6.8 $7.6 $3.7 $64.7 $51.1 $3.4 $7.4 $5.6 $34.7 $60.7 $4.2 $7.8 $6.5 $42.2

AUM Not Yet Paying Fees

As of March 31, 2023, AUM Not Yet Paying Fees includes $50.5 billion of AUM available for future deployment that could generate approximately $483.0 million in potential incremental annual management fees[1]

- The $50.5 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $17.5 billion in U.S. direct lending funds, $9.5 billion in European direct lending funds, $6.9 billion in alternative credit funds, $4.8 billion in special opportunities funds, $3.3 billion in infrastructure debt funds, $2.5 billion in Asia credit funds and $1.4 billion in real estate debt funds

AUM Not Yet Paying Fees

($ in billions)


$1.5
$8.7
$60.7
$50.5
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down

AUM Not Yet Paying Fees Available for Future Deployment

($ in billions)


$1.5
$6.3
$5.6
$50.5
$37.1
Credit
Private Equity
Real Assets
Secondaries

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of March 31, 2023 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $483.0 million includes approximately $17.2 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at March 31, 2023. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of March 31, 2023, capital available for deployment for follow-on investments could generate approximately $96.8 million in additional potential annual management fees. There is no assurance such capital will be invested.

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Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM as of March 31, 2023 was $210.5 billion, an increase of 10% from prior year

- The increase of $18.7 billion was primarily driven by:
  - fundraising across U.S. and European direct lending, alternative credit, special opportunities and U.S. real estate equity

Incentive Generating AUM[1] as of March 31, 2023 was $97.3 billion, an increase of 5% from prior year

- The increase was primarily driven by increases in net asset values of certain funds resulting in returns exceeding hurdle rates, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of March 31, 2023

Of the $143.3 billion of Incentive Eligible AUM that is currently invested, 68% is Incentive Generating AUM

- Excluding the Incentive Eligible AUM associated with ARCC Part II Fees[2], which are based on capital gains from the largely debt oriented ARCC portfolio, 80% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM

Incentive Eligible AUM


($ in billions)
$191.8
$0.9
$13.4
$33.7
$32.2
$111.6
$203.7
$1.0
$13.3
$39.3
$33.3
$116.8
$210.5
$0.5
$13.5
$39.1
$33.2
$124.2
Q1-22
Q4-22
Q1-23
Credit
Private Equity
Real Assets
Secondaries
Other

Q1-23 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in billions)	Credit[3]	Private Equity	Real Assets[3]	Secondaries[3]	Other	Total
Incentive Generating AUM	**$55.9**	**$20.7**	**$14.4**	**$6.3**	**$—**	**$97.3**
+ Uninvested IEAUM	38.8	9.4	11.6	6.9	0.5	67.2
+ IEAUM below hurdle	8.3	3.1	13.1	0.3	—	24.8
+ ARCC Part II Fees below Hurdle[2]	21.2	—	—	—	—	21.2
Incentive Eligible AUM	**$124.2**	**$33.2**	**$39.1**	**$13.5**	**$0.5**	**$210.5**

1. Incentive Generating AUM includes $32.0 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal.
2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception.
3. Includes $12.9 billion of perpetual capital IGAUM that will generate fee related performance revenues, composed of $12.6 billion from managed accounts within the Credit Group and $0.3 billion from commingled funds within the Secondaries Group.

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11 $8.7 $1.2 $1.1 $0.4 $1.5 Q1-23 Gross Capital Deployment Capital Deployment(1) ($ in billions) (2) Capital Deployment in Drawdown Funds ($ in billions) Total Gross Invested Capital during Q1-23 was $12.9 billion compared to $16.0 billion during Q1-22 • Deployment by our drawdown funds was $7.8 billion in Q1-23 compared to $11.0 billion in Q1-22 ◦ Of our drawdown funds, the most active investment strategies were U.S. and European direct lending, alternative credit and corporate private equity • Deployment by our perpetual capital vehicles was $5.4 billion in Q1-23 compared to $6.5 billion in Q1-22 ◦ Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending, alternative credit and insurance Q1-22 Q4-22 Q1-23 $7.6 $0.1 $2.5 $11.0 $12.0 $0.7 $1.4 $14.9 $7.8 $1.0 $5.2 $1.2 Credit Private Equity Real Assets Secondaries $0.4 Credit Private Equity Real Assets Secondaries Other $0.8 $12.9 $0.8 1. Capital deployment figures include deployment from perpetual capital vehicles.

12 Three months ended March 31, $ in thousands, except share data 2023 2022 Revenues Management fees $600,516 $477,332 Carried interest allocation 151,488 178,289 Incentive fees 8,923 16,422 Principal investment income 22,758 8,326 Administrative, transaction and other fees 29,677 34,630 Total revenues 813,362 714,999 Expenses Compensation and benefits 360,781 357,243 Performance related compensation 111,658 129,405 General, administrative and other expenses 148,345 120,523 Expenses of Consolidated Funds 7,852 4,513 Total expenses 628,636 611,684 Other income (expense) Net realized and unrealized gains on investments 1,515 8,109 Interest and dividend income 3,839 1,502 Interest expense (24,986) (15,646) Other income (expense), net (923) 1,784 Net realized and unrealized gains on investments of Consolidated Funds 10,700 15,968 Interest and other income of Consolidated Funds 222,938 120,290 Interest expense of Consolidated Funds (156,687) (74,013) Total other income, net 56,396 57,994 Income before taxes 241,122 161,309 Income tax expense 33,806 20,411 Net income 207,316 140,898 Less: Net income attributable to non-controlling interests in Consolidated Funds 26,693 47,382 Net income attributable to Ares Operating Group entities 180,623 93,516 Less: Net income (loss) attributable to redeemable interest in Ares Operating Group entities (1,824) 399 Less: Net income attributable to non-controlling interests in Ares Operating Group entities 88,408 47,254 Net income attributable to Ares Management Corporation Class A and non-voting common stockholders $94,039 $45,863 Net income per share of Class A and non-voting common stock: Basic $0.49 $0.24 Diluted $0.49 $0.24 Weighted-average shares of Class A and non-voting common stock: Basic 178,976,022 174,215,251 Diluted 178,976,022 174,215,251 GAAP Statements of Operations

RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Three months ended March 31, 2023	2022	% Change	LTM ended March 31, 2023	2022	% Change
Management fees[1]	$602,619	$482,921	25%	$2,272,226	$1,790,735	27%
Fee related performance revenues	3,871	12,711	(70)	230,585	148,554	55
Other fees	20,695	19,855	4	95,402	62,822	52
Compensation and benefits expenses[2]	(278,031)	(242,007)	(15)	(1,208,528)	(969,472)	(25)
General, administrative and other expenses	(94,517)	(67,810)	(39)	(346,368)	(243,924)	(42)
Fee Related Earnings	**254,637**	**205,670**	**24**	**1,043,317**	**788,715**	**32**
Realized net performance income	7,277	15,293	(52)	135,464	146,049	(7)
Realized net investment income (loss)	(7,622)	1,054	NM	(15,479)	33,397	NM
Realized Income	**254,292**	**222,017**	**15**	**1,163,302**	**968,161**	**20**
After-tax Realized Income[3]	**$232,027**	**$206,697**	**12**	**$1,087,077**	**$882,786**	**23**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$0.71**	**$0.65**	**9**	**$3.41**	**$2.76**	**24**

Other Data						
Total Fee Revenue	**$634,462**	**$530,780**	**20**	**$2,733,677**	**$2,148,160**	**33**
Fee Related Earnings margin[5]	**40.6%**	**39.9%**		**40.2%**	**39.4%**	
Effective management fee rate[6]	**1.01%**	**0.97%**				

1. Includes Part I Fees of $83.4 million and $50.8 million for Q1-23 and Q1-22, respectively, and $298.8 million and $232.2 million for Q1-23 LTM and Q1-22 LTM, respectively.
2. Includes fee related performance compensation of $1.4 million and $8.5 million for Q1-23 and Q1-22, respectively, and $142.4 million and $94.1 million for Q1-23 LTM and Q1-22 LTM, respectively.
3. For Q1-23, Q1-22, and Q1-23 LTM, Q1-22 LTM, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $5.3 million, $3.6 million and $19.0 million, $14.7 million, respectively, and (ii) corporate income tax expense of $17.0 million, $11.8 million, and $57.3 million, $65.2 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix.
4. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 25 for additional details.
5. Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees.
6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three months ended March 31, 2023	Three months ended March 31, 2022	LTM ended March 31, 2023	LTM ended March 31, 2022
Realized Income and Fee Related Earnings:				
Income before taxes	**$241,122**	**$161,309**	**$590,619**	**$1,036,935**
Adjustments:				
Amortization of intangibles[(1)]	38,201	31,384	315,032	106,747
Depreciation expense	7,458	6,742	27,584	23,984
Equity compensation expense[(2)]	68,704	53,017	214,635	234,559
Acquisition-related compensation expense[(3)]	642	48,001	158,893	114,894
Acquisition-related incentive fees[(4)]	—	—	—	(47,873)
Acquisition and merger-related expense	4,955	9,042	11,110	21,614
Placement fee adjustment	(3,232)	(693)	(451)	77,893
Other (income) expense, net	91	1,981	(16)	(17,432)
Net income of non-controlling interests in consolidated subsidiaries	(5,671)	(4,989)	(1,039)	(29,075)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(27,171)	(47,407)	(99,428)	(117,978)
Total performance income—unrealized	(127,713)	(133,532)	(101,159)	(1,652,634)
Total performance related compensation—unrealized	85,150	91,198	82,454	1,247,066
Total net investment (income) loss—unrealized	(28,244)	5,964	(34,932)	(30,539)
Realized Income	**254,292**	**222,017**	**1,163,302**	**968,161**
Total performance income—realized	(31,136)	(43,868)	(405,289)	(443,350)
Total performance related compensation—realized	23,859	28,575	269,825	297,301
Unconsolidated investment (income) loss—realized	7,622	(1,054)	15,479	(33,397)
Fee Related Earnings	**$254,637**	**$205,670**	**$1,043,317**	**$788,715**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

1. For Q1-23 and Q1-23 LTM, amortization of intangibles includes non-cash impairment charges of $7.8 million related to our decision to rebrand Ares SSG to Ares Asia and to discontinue the ongoing use of the SSG trade name. For Q1-23 LTM, amortization of intangibles also includes non-cash impairment charges of $181.6 million on certain intangible assets that were recognized in Q3-22. The impairment charges include: (i) $86.2 million related to our decision to rebrand its secondaries group as Ares Secondaries and to discontinue the ongoing use of the Landmark trade name and (ii) $95.4 million related to management contracts resulting from lower FPAUM as fundraising targets were not achieved for an acquired Landmark private equity secondaries fund, as well as shorter expected lives of certain funds as a result of returning capital to our fund investors sooner than planned.
2. For Q1-23, Q1-22, and Q1-23 LTM, Q1-22 LTM, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $14.8 million, $12.7 million and $52.9 million, $112.9 million, respectively; (ii) annual bonus awards of $26.3 million, $20.0 million and $62.0 million, $53.4 million, respectively; and (iii) annual discretionary awards of $28.2 million, $21.0 million and $101.1 million, $68.9 million, respectively. IPO awards and other non-recurring awards for Q1-22 LTM includes $43.4 million of non-recurring expense that was recorded in connection with achievement of the performance conditions of certain awards.
3. Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek and Infrastructure Debt that are recorded as compensation expense.
4. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

	Three months ended March 31,		LTM ended March 31,	
$ in thousands	2023	2022	2023	2022
Performance income and net investment income reconciliation:				
Carried interest allocation	$151,488	$178,289	$431,211	$1,954,305
Incentive fees	8,923	16,422	293,688	346,478
Carried interest allocation and incentive fees	**160,411**	**194,711**	**724,899**	**2,300,783**
Performance income—realized from Consolidated Funds	138	34	4,084	3,967
Fee related performance revenues	(3,871)	(12,711)	(230,585)	(148,554)
Acquisition-related incentive fees[1]	—	—	—	(47,873)
Total performance income—unrealized	(124,306)	(133,532)	(90,203)	(1,652,634)
Performance income of non-controlling interests in consolidated subsidiaries	(1,236)	(4,634)	(2,906)	(12,339)
Performance income—realized	**$31,136**	**$43,868**	**$405,289**	**$443,350**
Total consolidated other income	**$56,396**	**$57,994**	**$202,850**	**$264,891**
Net investment income from Consolidated Funds	(67,368)	(74,366)	(259,630)	(262,181)
Principal investment income	35,457	14,490	69,190	110,291
Other expense (income), net	91	1,981	(17)	(17,432)
Other expense (income) of non-controlling interests in consolidated subsidiaries	(3,954)	(5,009)	7,060	(31,633)
Investment loss (income)—unrealized	(28,985)	9,050	(23,478)	(27,476)
Interest and other investment loss (income)— unrealized	741	(3,086)	(11,454)	(3,063)
Total realized net investment income (loss)	**$(7,622)**	**$1,054**	**$(15,479)**	**$33,397**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

1. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in 2021 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

15

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Credit Group[(1)]

- Management and other fees increased by 28% for Q1-23 compared to Q1-22, primarily driven by deployment within the U.S. and European direct lending and alternative credit strategies
- Fee related performance revenues decreased by 95% for Q1-23 compared to Q1-22, primarily due to the timing of incentive fees recognized from U.S. and European direct lending vehicles
- Fee Related Earnings increased by 34% for Q1-23 compared to Q1-22, primarily driven by the increase in management and other fees and partially offset by lower net fee related performance revenues
- Realized Income increased by 31% for Q1-23 compared to Q1-22, primarily driven by the increase in Fee Related Earnings
- Capital deployment totaled $8.7 billion for Q1-23, primarily driven by $3.2 billion in U.S. direct lending, $2.2 billion in European direct lending and $2.2 billion in alternative credit

Financial Summary and Highlights[(1)]

$ in thousands	Q1-23	Q1-22	% Change	Q1-23 LTM	Q1-22 LTM	% Change
Management and other fees	$414,520	$323,255	28%	$1,539,775	$1,226,437	26%
Fee related performance revenues	600	12,353	(95)	59,744	97,463	(39)
Fee Related Earnings	**277,309**	**206,704**	**34**	**1,048,497**	**801,721**	**31**
Realized net performance income	1,596	2,783	(43)	58,121	77,940	(25)
Realized net investment income (loss)	(896)	2,675	NM	14,863	15,147	(2)
Realized Income	**$278,009**	**$212,162**	**31**	**$1,121,481**	**$894,808**	**25**
AUM ($ in billions)	**$235.1**	**$206.7**	**14**			
FPAUM ($ in billions)	**$153.7**	**$126.9**	**21**			

Note: Past performance is not indicative of future results. The Credit Group had ~415 investment professionals, ~255 active funds, ~1,800 portfolio companies and ~1,150 alternative credit investments as of March 31, 2023.

Alternative Credit[(2)]
1.1% / 5.0%

U.S. Senior Direct Lending[(2)]
2.8% / 8.3%

U.S. Junior Direct Lending[(2)]
4.4% / 4.2%

European Direct Lending[(2)]
3.4% / 11.3%

Asia Credit[(2)]
0.4% / 7.9%

Q1-23 / Q1-23 LTM gross returns

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slide 24 for complete financial results.
2. Composite returns are calculated by asset-weighting the underlying fund-level time-weighted returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the alternative credit strategy is represented by Pathfinder. The net returns were 0.7% for Q1-23 and 3.1% for Q1-23 LTM.
   - Performance for the U.S. senior direct lending strategy is represented by the SDL levered feeder fund. The net returns were 2.0% for Q1-23 and 5.5% for Q1-23 LTM. The gross and net returns for the SDL unlevered feeder were 2.1% and 1.6% for Q1-23, respectively and 6.6% and 4.9% for Q1-23 LTM, respectively.
   - Performance for the U.S. junior direct lending strategy is represented the U.S. junior direct lending composite, which is comprised of PCS and PCS II. The net returns were 3.9% for Q1-23 and 2.8% for Q1-23 LTM.
   - Performance for the European direct lending strategy is represented by the European direct lending composite, which is comprised of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. Returns presented above for the European direct lending composite are Euro-denominated as this is the base denomination of the funds. The net returns were 2.5% for Q1-23 and 8.7% for Q1-23 LTM. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 4.1% and 3.2% for Q1-23, respectively, and 13.1% and 10.1% for Q1-23 LTM, respectively.
   - Performance for the Asia credit strategy is represented by SSG Fund V. The net returns were (0.8)% for Q1-23 and 2.2% for Q1-23 LTM, respectively.

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Private Equity Group[1]

- Management and other fees increased by 20% for Q1-23 compared to Q1-22, primarily driven by deployment in ASOF II
- Fee Related Earnings increased by 15% for Q1-23 compared to Q1-22, primarily driven by the increase in management fees and partially offset by higher operating expenses
- Realized Income increased by 16% for Q1-23 compared to Q1-22, primarily driven by the increase in Fee Related Earnings and by realized net performance income from ACOF IV
- Capital deployment totaled $1.2 billion for Q1-23, primarily driven by $0.7 billion in corporate private equity and $0.5 billion in special opportunities

Financial Summary and Highlights[1]

$ in thousands	Q1-23	Q1-22	% Change	Q1-23 LTM	Q1-22 LTM	% Change
Management and other fees	$55,330	$46,254	20%	$210,801	$189,996	11%
Fee Related Earnings	**23,454**	**20,400**	**15**	**87,521**	**85,695**	**2**
Realized net performance income	3,353	426	NM	36,433	20,295	80
Realized net investment income (loss)	(2,875)	(268)	NM	(12,582)	9,800	NM
Realized Income	**$23,932**	**$20,558**	**16**	**$111,372**	**$115,790**	**(4)**
AUM ($ in billions)	**$34.6**	**$33.6**	**3**			
FPAUM ($ in billions)	**$18.8**	**$16.1**	**17**			

Corporate Private Equity[2]
(0.7)% / 4.2%

Special Opportunities[2]
3.2% / 10.0%

Q1-23 / Q1-23 LTM gross returns

Note: Past performance is not indicative of future results. The Private Equity Group had ~95 investment professionals, ~45 portfolio companies and ~10 active funds and related co-investment vehicles as of March 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24 for complete financial results.
2. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. Returns for special opportunities are further reduced by credit facility interest expense. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
    - Performance for the corporate private equity strategy is represented by the corporate private equity composite, which is comprised of ACOF IV, ACOF V and ACOF VI. The net fund-level returns were (0.7)% for Q1-23 and 2.5% for Q1-23 LTM.
    - Performance for the special opportunities strategy is represented by ASOF. The net fund-level returns were 2.2% for Q1-23 and 6.5% for Q1-23 LTM.

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Real Assets Group(1)

- Management and other fees increased by 29% for Q1-23 compared to Q1-22, primarily due to additional capital raised by our non-traded REITs, the acquisition of Infrastructure Debt and new commitments to various funds within our U.S. and European real estate equity strategies
- Fee Related Earnings increased by 36% for Q1-23 compared to Q1-22, primarily driven by the increase in management fees
- Realized Income decreased by 6% for Q1-23 compared to Q1-22, primarily driven by interest expense exceeding realized net performance income in Q1-23. The decrease is partially offset by the increase in Fee Related Earnings in Q1-23
- Capital deployment totaled $1.1 billion for Q1-23, primarily driven by $0.5 billion in European real estate equity and $0.4 billion in U.S. real estate equity

Financial Summary and Highlights(1)

$ in thousands	Q1-23	Q1-22	% Change	Q1-23 LTM	Q1-22 LTM(2)
Management and other fees	$103,932	$80,353	29%	$407,266	$271,120
Fee related performance revenues	—	358	(100)	167,335	51,091
Fee Related Earnings	**53,662**	**39,437**	**36**	**285,851**	**152,933**
Realized net performance income	2,328	12,084	(81)	40,269	47,793
Realized net investment income (loss)	(3,847)	3,841	NM	(6,874)	19,874
Realized Income	**$52,143**	**$55,362**	**(6)**	**$319,246**	**$220,600**
AUM ($ in billions)	**$64.1**	**$58.5**	**10**		
FPAUM ($ in billions)	**$40.9**	**$36.1**	**13**		

U.S. Real Estate Equity(3)
(0.7)% / 0.5%

European Real Estate Equity(3)
(3.2)% / (11.6)%

Infrastructure Debt(3)
3.6% / 8.5%

Q1-23 / Q1-23 LTM gross returns

Note: Past performance is not indicative of future results. The Real Assets Group had ~295 investment professionals, ~505 properties, ~60 infrastructure assets and ~60 active funds and related co-investment vehicles as of March 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24 for complete financial results.
2. Includes results of AMP Capital's Infrastructure Debt platform and Black Creek following the acquisition close date of February 10, 2022 and July 1, 2021, respectively. As the LTM periods are not comparable, no percentage change is presented for those periods.
3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. Additional information for performance by strategy is as follows:
   - Performance for the U.S. real estate equity strategy is represented by the U.S. real estate equity composite, which is comprised of DEV II, AREOF III, US VIII and US IX. The net returns were (1.2)% for Q1-23 and (1.6)% for Q1-23 LTM.
   - Performance for the European real estate equity strategy is represented by the European real estate equity composite, which is comprised of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Returns presented above for European real estate equity are shown for the Euro-denominated composite as this is the base denomination of the funds. The net returns were (3.0)% for Q1-23 and (8.9)% for Q1-23 LTM. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were (1.3)% and (0.4)% for Q1-23, respectively, and (8.0)% and (4.0)% for Q1-23 LTM, respectively.
   - Performance for the infrastructure debt strategy is represented by the infrastructure debt composite, which is comprised of U.S. dollar denominated hedged feeder funds for IDF III, IDF IV and IDF V. The net returns were 2.9% for Q1-23 and 6.3% for Q1-23 LTM.

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Secondaries Group(1)

- Management and other fees decreased by 10% for Q1-23 compared to Q1-22, primarily driven by a step down in fee bases for LEP XV and LREP VIII, and partially offset by new commitments to LEP XVII. Management fees also included catch-up fees of $0.9 million from our ninth real estate secondaries fund in Q1-23 and $1.6 million from LEP XVII and our ninth real estate secondaries fund in Q1-22.
- Fee related performance revenues in Q1-23 reflects incentive fees recognized from APMF
- Fee Related Earnings decreased by 15% for Q1-23 compared to Q1-22, primarily driven by the decrease in management fees and higher operating expenses
- Realized Income decreased by 19% for Q1-23 compared to Q1-22, primarily driven by the decrease in Fee Related Earnings and higher interest expense allocated on an increased cost basis of balance sheet investments
- Capital deployment totaled $0.4 billion for Q1-23, primarily driven by $0.2 billion in private equity secondaries and $0.1 billion in real estate secondaries

Financial Summary and Highlights(1)

$ in thousands	Q1-23	Q1-22	% Change	Q1-23 LTM	Q1-22 LTM(2)
Management and other fees	$39,863	$44,504	(10)%	$172,053	$142,449
Fee related performance revenues	3,271	—	NM	3,506	—
Fee Related Earnings	**25,430**	**29,786**	**(15)**	**106,145**	**95,654**
Realized net performance income	—	—	—	641	21
Realized net investment income (loss)	(1,080)	179	NM	(3,236)	1,623
Realized Income	**$24,350**	**$29,965**	**(19)**	**$103,550**	**$97,298**
AUM ($ in billions)	**$23.0**	**$23.5**	**(2)**		
FPAUM ($ in billions)	**$17.8**	**$18.1**	**(2)**		

Private Equity Secondaries(3)
(2.2)% / (11.1)%

Real Estate Secondaries(3)
0.3% / 7.6%

Q1-23 / Q1-23 LTM gross returns

Note: Past performance is not indicative of future results. The Secondaries Group had ~70 investment professionals, ~865 limited partnership interests and ~65 active funds and related co-investment vehicles as of March 31, 2023.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 24 for complete financial results.
2. Represents results of Landmark following the acquisition close date of June 2, 2021. As the LTM periods are not comparable, no percentage change is presented for those periods.
3. Gross time-weighted returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable, while net time-weighted returns are after giving effect to these items. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period. Additional information for performance by strategy is as follows:
   - Performance for the private equity secondaries is represented by LEP XVI. The net returns were (2.5)% for Q1-23 and (12.0)% for Q1-23 LTM.
   - Performance for the real estate secondaries strategies is represented by LREP VIII. The net returns were 0.01% for Q1-23 and 5.5% for Q1-23 LTM.

19

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Realized Income per Share Data

$ in thousands, except share data	Three months ended March 31, 2023	2022
After-tax Realized Income		
Realized Income before taxes	$254,292	$222,017
Entity level foreign, state and local taxes	(5,282)	(3,558)
Realized Income	**249,010**	**218,459**
Income taxes[(1)]	(16,983)	(11,762)
After-tax Realized Income	**$232,027**	**$206,697**
After-tax Realized Income per share[(2)]	**$0.75**	**$0.68**

	2023	2022
After-tax Realized Income per share of Class A and non-voting common stock		
Realized Income	$249,010	$218,459
x Average ownership % of Ares Operating Group	60.14%	59.51%
Realized Income attributable to Class A and non-voting common stockholders	**$149,755**	**$130,005**
Income taxes[(1)]	(16,983)	(11,762)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$132,772**	**$118,243**
After-tax Realized Income per share of Class A and non-voting common stock[(3)]	**$0.71**	**$0.65**

1. For Q1-23 and Q1-22 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $11.1 million and $5.1 million of deferred income tax expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $10.1 million and $8.8 million for Q1-23 and Q1-22. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.05 for Q1-23 and Q1-22. The impact of its inclusion in the metric decreased the RI cash tax rate by 6.5% and 6.7% for Q1-23 and Q1-22, from the Company's statutory tax rate of 24.0% and 24.1% for the Q1-23 and Q1-22. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix.
2. Weighted average shares used for after-tax RI per share for Q1-23 and Q1-22 were 308,880,377 and 305,823,347, respectively. Please refer to slide 25 in this presentation for further information.
3. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q1-23 and Q1-22 were 185,752,140 and 181,980,453, respectively. Please refer to slide 25 for additional details.

20

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Balance Sheet

Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income

- As of March 31, 2023, our balance sheet included $272.2 million in cash and cash equivalents and $2,369.3 million in debt obligations, including $795.0 million drawn against our $1,325 million revolving credit facility
- As of March 31, 2023, the fair value of our corporate investment portfolio was $864.3 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,344.5 million[1]
- As of March 31, 2023, gross accrued performance income reported on a GAAP basis was $3,236.4 million and was $3,247.4 million on an unconsolidated basis
- As of March 31, 2023, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $871.2 million[2] and $882.1 million[2], respectively

Net Accrued Performance Income by Group[3]

December 31, 2022


5%
29%
21%
$824.4 million(2)
45%

March 31, 2023


5%
33%
19%
$871.2 million(2)
43%

Credit | Private Equity | Real Assets | Secondaries

1. Unconsolidated investments includes $555.0 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $74.8 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,236.4 million.
2. Net accrued performance income on a GAAP basis as of March 31, 2023 and December 31, 2022 excludes $11.0 million and $7.5 million, respectively, of accrued performance income related to our insurance platform that has been eliminated upon consolidation.
3. Net accrued performance income excludes net performance income—realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation.

21

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22 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Corporate Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Barclays Benjamin Budish (212) 526-2418 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Dan Fannon (415) 229-1523 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Michael Brown (212) 887-3801 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 Piper Sandler Sumeet Mody (312) 281-3414 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 Tel: (800) 278-4353 Fax: (718) 236-2641 help@astfinancial.com www.astfinancial.com Securities Listing NYSE: ARES

Appendix

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Three months ended March 31, 2023						
Management fees	$405,650	$54,657	$97,470	$39,863	$4,979	$–	$602,619
Fee related performance revenues	600	–	–	3,271	–	–	3,871
Other fees	8,870	673	6,462	–	50	4,640	20,695
Compensation and benefits	(115,826)	(22,310)	(38,905)	(11,445)	(3,140)	(84,967)	(276,593)
Compensation and benefits—fee related performance compensation	(390)	–	919	(1,967)	–	–	(1,438)
General, administrative and other expenses	(21,595)	(9,566)	(12,284)	(4,292)	(608)	(46,172)	(94,517)
Fee related earnings	**277,309**	**23,454**	**53,662**	**25,430**	**1,281**	**(126,499)**	**254,637**
Performance income—realized	6,593	18,457	6,086	–	–	–	31,136
Performance related compensation—realized	(4,997)	(15,104)	(3,758)	–	–	–	(23,859)
Realized net performance income	**1,596**	**3,353**	**2,328**	**–**	**–**	**–**	**7,277**
Investment income (loss)—realized	506	879	(1,772)	–	170	–	(217)
Interest and other investment income (expense)—realized	6,418	1,861	1,821	1,225	6,348	(92)	17,581
Interest expense	(7,820)	(5,615)	(3,896)	(2,305)	(5,324)	(26)	(24,986)
Realized net investment income (loss)	**(896)**	**(2,875)**	**(3,847)**	**(1,080)**	**1,194**	**(118)**	**(7,622)**
Realized income	**$278,009**	**$23,932**	**$52,143**	**$24,350**	**$2,475**	**$(126,617)**	**$254,292**

$ in thousands	Credit Group	Private Equity Group	Real Assets Group	Secondaries Group	Other	Operations Management Group	Total[1]
	Three months ended March 31, 2022						
Management fees	$317,489	$45,957	$72,487	$44,504	$2,484	$–	$482,921
Fee related performance revenues	12,353	–	358	–	–	–	12,711
Other fees	5,766	297	7,866	–	50	5,876	19,855
Compensation and benefits	(102,471)	(19,566)	(33,415)	(11,640)	(2,386)	(64,067)	(233,545)
Compensation and benefits—fee related performance compensation	(8,240)	–	(222)	–	–	–	(8,462)
General, administrative and other expenses	(18,193)	(6,288)	(7,637)	(3,078)	(230)	(32,384)	(67,810)
Fee related earnings	**206,704**	**20,400**	**39,437**	**29,786**	**(82)**	**(90,575)**	**205,670**
Performance income—realized	7,363	2,212	34,293	–	–	–	43,868
Performance related compensation—realized	(4,580)	(1,786)	(22,209)	–	–	–	(28,575)
Realized net performance income	**2,783**	**426**	**12,084**	**–**	**–**	**–**	**15,293**
Investment income—realized	415	1,603	3,453	–	861	–	6,332
Interest and other investment income (expense)—realized	5,728	1,502	2,777	644	1	(284)	10,368
Interest expense	(3,468)	(3,373)	(2,389)	(465)	(5,784)	(167)	(15,646)
Realized net investment income (loss)	**2,675**	**(268)**	**3,841**	**179**	**(4,922)**	**(451)**	**1,054**
Realized income	**$212,162**	**$20,558**	**$55,362**	**$29,965**	**$(5,004)**	**$(91,026)**	**$222,017**

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 14-15.

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Weighted Average Shares

	Q1-23		Q1-22	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted average shares of Class A and non-voting common stock	178,976,022	178,976,022	174,215,251	174,215,251
Ares Operating Group Units exchangeable into shares of Class A common stock	118,637,116	—	118,558,454	—
Dilutive effect of unvested restricted common units[2]	7,492,241	4,505,834	8,371,821	4,981,660
Dilutive effect of unexercised options[2]	3,774,998	2,270,284	4,677,821	2,783,542
Total Weighted Average Shares Used For Realized Income[3]	**308,880,377**	**185,752,140**	**305,823,347**	**181,980,453**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (60.14% and 59.51% as of March 31, 2023 and 2022, respectively).
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

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AUM Rollforward

Q1-23 AUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q4-22 Ending Balance	**$225,579**	**$34,749**	**$66,061**	**$21,961**	**$3,647**	**$351,997**
Net new par/equity commitments	9,859	50	765	1,246	2,662	14,582
Net new debt commitments	1,423	—	—	—	—	1,423
Capital reductions	(2,081)	(3)	(403)	—	—	(2,487)
Distributions	(1,530)	(327)	(1,663)	(424)	(1,917)	(5,861)
Redemptions	(1,376)	—	(538)	—	(539)	(2,453)
Change in fund value	3,269	178	(108)	111	(356)	3,094
Q1-23 Ending Balance	**$235,143**	**$34,647**	**$64,114**	**$22,894**	**$3,497**	**$360,295**
QoQ change	**$9,564**	**$(102)**	**$(1,947)**	**$933**	**$(150)**	**$8,298**

Q1-23 LTM AUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Other	Total
Q1-22 Ending Balance	**$206,706**	**$33,565**	**$58,527**	**$23,468**	**$2,753**	**$325,019**
Net new par/equity commitments	24,648	1,681	8,344	2,677	5,528	42,878
Net new debt commitments	13,544	—	2,148	—	—	15,692
Capital reductions	(2,960)	(208)	(657)	—	—	(3,825)
Distributions	(6,479)	(1,277)	(3,719)	(2,636)	(3,658)	(17,769)
Redemptions	(3,380)	—	(1,352)	—	(539)	(5,271)
Change in fund value	3,064	886	823	(615)	(587)	3,571
Q1-23 Ending Balance	**$235,143**	**$34,647**	**$64,114**	**$22,894**	**$3,497**	**$360,295**
YoY change	**$28,437**	**$1,082**	**$5,587**	**$(574)**	**$744**	**$35,276**

Credit	• AUM increased by 14% from Q1-22, primarily driven by new commitments to U.S. direct lending funds, our sixth flagship European direct lending fund, our second flagship alternative credit fund and our first APAC direct lending fund
Private Equity	• AUM increased by 3% from Q1-22, primarily driven by new commitments to ASOF II
Real Assets	• AUM increased by 10% from Q1-22, primarily driven by new commitments across funds in the U.S. real estate equity and infrastructure debt strategies
Secondaries	• AUM decreased slightly from Q1-22, primarily driven by distributions from LEP XV and LEP XVI, partially offset by new commitments in the credit secondaries strategy
Other	• AUM increased by 27% from Q1-22, primarily driven by additional managed assets in our insurance platform

26

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27 FPAUM Rollforward Credit • FPAUM increased by 21% from Q1-22, primarily driven by deployment in U.S. and European direct lending and alternative credit Private Equity • FPAUM increased by 16% from Q1-22, primarily driven by deployment in special opportunities Real Assets • FPAUM increased by 13% from Q1-22, primarily driven by capital raised by our non-traded REITs and new commitments to other funds within the real estate equity strategy Secondaries • FPAUM decreased by 2% from Q1-22, primarily driven by the change in fee bases for certain funds in the private equity secondaries and real estate secondaries strategies, partially offset by new commitments to our ninth real estate secondaries fund and LEP XVII Other • FPAUM increased by 48% from Q1-22, primarily driven by additional managed assets in our insurance platform Q1-23 FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Other Total Q4-22 Ending Balance $151,275 $18,447 $41,607 $17,668 $2,064 $231,061 Commitments 1,900 — 596 107 1,553 4,156 Deployment/subscriptions/increase in leverage 4,281 703 221 110 — 5,315 Capital reductions (1,533) — (279) — — (1,812) Distributions (2,139) (400) (632) (197) (642) (4,010) Redemptions (1,377) — (538) — — (1,915) Change in fund value 1,342 — (47) 108 (240) 1,163 Change in fee basis — — — (49) — (49) Q1-23 Ending Balance $153,749 $18,750 $40,928 $17,747 $2,735 $233,909 QoQ change $2,474 $303 $(679) $79 $671 $2,848 Q1-23 LTM FPAUM Rollforward $ in millions Credit Private Equity Real Assets Secondaries Other Total Q1-22 Ending Balance $126,861 $16,141 $36,127 $18,070 $1,847 $199,046 Commitments 11,689 — 5,092 1,453 2,984 21,218 Deployment/subscriptions/increase in leverage 29,686 5,078 3,316 600 (38) 38,642 Capital reductions (2,849) — (479) — — (3,328) Distributions (7,796) (1,856) (1,843) (1,043) (1,127) (13,665) Redemptions (3,665) — (1,364) — — (5,029) Change in fund value (170) (4) 106 141 (694) (621) Change in fee basis (7) (609) (27) (1,474) (237) (2,354) Q1-23 Ending Balance $153,749 $18,750 $40,928 $17,747 $2,735 $233,909 YoY change $26,888 $2,609 $4,801 $(323) $888 $34,863 PE Flux - remained flat in Q4 to add back increased by 16.2%

AUM and FPAUM by Strategy

$ in billions	AUM	% AUM	FPAUM	% FPAUM
	As of March 31, 2023			
Credit				
Liquid Credit	$44.5	19%	$42.6	28%
Alternative Credit	23.8	10	16.3	11
U.S. Direct Lending[(1)]	100.2	43	57.9	38
European Direct Lending	55.0	23	31.2	20
Asia Credit	11.3	4	5.7	3
Other	0.3	1	—	—
Credit	**$235.1**	**100%**	**$153.7**	**100%**
Private Equity				
Corporate Private Equity				
Corporate Private Equity	$20.6	60%	$11.3	60%
Special Opportunities	14.0	40	7.5	40
Private Equity	**$34.6**	**100%**	**$18.8**	**100%**
Real Assets				
U.S. Real Estate Equity	$29.8	46%	$21.3	52%
European Real Estate Equity	8.5	13	5.7	14
Real Estate Debt	10.8	17	3.4	8
Infrastructure Opportunities	5.2	8	4.5	11
Infrastructure Debt	9.8	16	6.0	15
Real Assets	**$64.1**	**100%**	**$40.9**	**100%**
Secondaries				
Credit Secondaries	$0.9	4%	$—	—%
Private Equity Secondaries	12.7	55	11.0	62
Real Estate Secondaries	7.7	33	5.5	31
Infrastructure Secondaries	1.6	7	1.3	7
Other	0.1	1	—	—
Secondaries	**$23.0**	**100%**	**$17.8**	**100%**
Other				
Insurance[(2)]	$3.0	86%	$2.7	100%
AAC	0.5	14	—	—
Other	**$3.5**	**100%**	**$2.7**	**100%**
Total	**$360.3**		**$233.9**	

1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $25.7 billion, $10.6 billion and $4.0 billion, respectively. ARCC's wholly owned portfolio company, IHAM, an SEC-registered investment adviser, manages 22 vehicles and serves as the sub-manager or sub-adviser for one other vehicle as of March 31, 2023. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners.
2. Excludes $4.5 billion of AUM and FPAUM that is sub-advised by Ares vehicles and included within other strategies.

28

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29 Balance Sheet Investments by Strategy(1) $ in millions March 31, 2023 December 31, 2022 Credit Liquid Credit(2) $92.4 $93.0 Alternative Credit 53.6 54.6 U.S. Direct Lending 114.3 111.9 European Direct Lending 39.4 33.4 Asia Credit 21.2 18.7 Credit $320.9 $311.6 Private Equity Corporate Private Equity $255.0 $241.2 Special Opportunities 46.0 73.9 Private Equity $301.0 $315.1 Real Assets U.S. Real Estate Equity $91.5 $87.2 European Real Estate Equity 9.6 9.4 Real Estate Debt 54.3 53.9 Infrastructure Opportunities 29.2 31.4 Infrastructure Debt 24.9 28.9 Real Assets $209.5 $210.8 Secondaries Private Equity Secondaries $100.3 $97.0 Real Estate Secondaries 10.8 11.1 Infrastructure Secondaries 1.0 1.3 Secondaries $112.1 $109.4 Other Insurance $233.1 $226.8 Other Investments 167.9 157.5 Other $401.0 $384.3 Total $1,344.5 $1,331.2 1. As of March 31, 2023, the fair value of our corporate investment portfolio was $864.3 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $555.0 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $74.8 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,236.4 million. 2. Includes $81.0 million and $82.0 million in syndicated loans as of March 31, 2023 and December 31, 2022, respectively, which represents Ares' maximum exposure of loss from its investments in Ares CLOs.

30 Significant Fund Performance Metrics The following table presents the performance data for the significant funds that are not drawdown funds: Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 33-35 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle. As of March 31, 2023 Returns(%) Quarter-to-Date Since Inception(1) Primary Investment Strategy($ in millions) Year of Inception AUM Gross Net Gross Net Credit ARCC(2) 2004 $25,720 N/A 2.9 N/A 11.8 U.S. Direct Lending CADC(3) 2017 4,373 N/A 2.8 N/A 5.4 U.S. Direct Lending Real Assets AREIT(2) 2012 5,181 N/A (1.1) N/A 7.6 U.S. Real Estate Equity AIREIT(3) 2017 8,316 N/A (0.9) N/A 13.2 U.S. Real Estate Equity Open-ended industrial real estate fund(4) 2017 5,370 (2.6) (2.4) 24.4 20.0 U.S. Real Estate Equity

Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MOIC Gross[6]	MOIC Net[7]	IRR(%) Gross[8]	IRR(%) Net[9]	Primary Investment Strategy
	As of March 31, 2023											
Credit												
Fund Harvesting Investment												
SDL Unlevered	2018	$5,168	$922	$872	$224	$765	$989	1.2x	1.2x	8.3	6.3	U.S. Direct Lending
SDL Levered			2,045	2,022	716	1,781	2,497	1.3x	1.2x	14.9	10.8	
ACE IV Unlevered[10]	2018	10,208	2,851	2,265	564	2,176	2,740	1.3x	1.2x	8.5	6.1	European Direct Lending
ACE IV Levered[10]			4,819	3,848	1,230	3,838	5,068	1.4x	1.3x	12.4	9.1	
Funds Deploying Capital												
ACE V Unlevered[11]	2020	16,846	7,026	5,101	216	5,320	5,536	1.1x	1.1x	11.7	8.6	European Direct Lending
ACE V Levered[11]			6,376	4,642	314	4,945	5,259	1.2x	1.1x	18.9	13.2	
PCS II	2020	5,291	5,114	3,170	99	3,111	3,210	1.0x	1.0x	3.3	1.1	U.S. Direct Lending
Pathfinder	2020	4,026	3,683	2,246	140	2,479	2,619	1.2x	1.2x	18.7	13.3	Alternative Credit
SDL II Unlevered	2021	13,751	1,989	995	47	1,006	1,053	1.1x	1.1x	10.3	7.6	U.S. Direct Lending
SDL II Levered			6,047	2,778	246	2,804	3,050	1.1x	1.1x	18.1	13.0	
Open-ended core alternative credit fund[12]	2021	3,509	3,479	2,213	100	2,241	2,341	1.1x	1.1x	9.8	7.1	Alternative Credit

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of March 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 33 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of March 31, 2023												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Fund Harvesting Investments												
ACOF V	2017	$9,014	$7,850	$7,415	$3,428	$8,308	$11,736	1.6x	1.4x	13.8	9.4	Corporate Private Equity
Funds Deploying Capital												
ASOF	2019	5,626	3,518	5,390	3,641	4,154	7,795	1.7x	1.6x	30.0	23.2	Special Opportunities
ACOF VI	2020	6,531	5,743	4,283	358	5,048	5,406	1.2x	1.2x	23.1	16.0	Corporate Private Equity
ASOF II	2021	6,977	7,128	3,986	466	3,464	3,930	1.0x	0.9x	NM	NM	Special Opportunities
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	Gross[7]	Net[8]	Gross[9]	Net[10]	Primary Investment Strategy
Real Assets												
Fund Harvesting Investments												
IDF IV[11]	2018	$3,621	$4,012	$4,440	$1,708	$3,405	$5,113	1.2x	1.2x	9.1	6.8	Infrastructure Debt
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Secondaries												
Funds Harvesting Investments												
LEP XVI[7]	2016	$4,883	$4,896	$3,203	$1,929	$2,659	$4,588	1.6x	1.4x	34.1	22.9	Private Equity Secondaries
LREP VIII[7]	2016	3,453	3,300	2,182	1,324	1,734	3,058	1.5x	1.4x	26.4	18.5	Real Estate Secondaries

Note: Past performance is not indicative of future results. Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment. AUM and net returns are as of March 31, 2023 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 34-36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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33 Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund’s NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its filings with the SEC, which are not part of this report. 4. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 10.0% and 7.3%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE IV (G) Levered are 13.7% and 9.9%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered, and two feeder funds: ACE V (D) Levered and ACE V (Y) Unlevered. ACE V (E) Levered includes the ACE V (D) Levered feeder fund and ACE V (E) Unlevered includes the ACE V (Y) Unlevered feeder fund. The gross and net IRR and gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Levered exclude the ACE V (D) Levered feeder fund and metrics for ACE V (E) Unlevered exclude the ACE V (Y) Unlevered feeder fund. The gross and net IRR for ACE V (G) Unlevered are 13.9% and 10.2%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 19.5% and 13.9%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE V (D) Levered are 17.6% and 12.7%, respectively. The gross and net MoIC for ACE V (D) Levered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE V (Y) Unlevered are 12.1% and 8.7%, respectively. The gross and net MoIC for ACE V (Y) Unlevered are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. Performance for the open-ended core alternative credit fund, a perpetual capital vehicle, is presented as a drawdown fund as investor commitments to the fund are drawn sequentially in order of closing date, typically over a period of approximately 12 to 18 months. The fund is made up of a Class M (“Main Classˮ) and a Class C (“Constrained Classˮ). The Main Class includes investors electing to participate in all investments and the Constrained Class includes investors electing to be excluded from exposure to liquid investments. The gross and net IRR and gross and net MoIC presented in the table are for the Main Class. The gross and net IRRs for the Constrained Class are 9.7% and 7.0%, respectively. The gross and net MoIC for the Constrained Class are 1.1x and 1.1.x, respectively. Significant Fund Performance Metrics Endnotes

34 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.3x for ACOF V and 1.1x for ACOF VI. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 9.5% for ACOF V and 14.6% for ACOF VI.

35 Real Assets 1. Since inception returns are annualized. 2. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its filings with the SEC, which are not part of this report. 3. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its filings with the SEC, which are not part of this report. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 5. Realized value includes distributions of operating income, sales and financing proceeds received. 6. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 7. The gross MoIC is calculated at the fund level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 8.2% and 5.9%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 9.2% and 6.8%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.2x, respectively. The gross and net IRR for the Yen hedged parallel fund are 7.7% and 5.4%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 7.6% and 5.4%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

36 Significant Fund Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners’ share of fund’s NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund’s governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund’s governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

Supplemental Performance Metrics

The following table presents the performance data for a non-drawdown fund that was previously reported as a significant fund:

As of March 31, 2023			Returns(%)				
			Quarter-to-Date		Since Inception[1]		
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Primary Investment Strategy
Credit							
Open-ended secured finance fund[2]	2018	$1,223	0.9	0.7	2.7	2.1	Alternative Credit

The following table presents the performance data for commingled funds that were previously reported as significant funds:

As of March 31, 2023								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[3]	Unrealized Value[4]	Total Value	Gross[5]	Net[6]	Gross[7]	Net[8]	Primary Investment Strategy
Credit												
Fund Harvesting Investments												
ACE III[9]	2015	$3,724	$2,822	$2,389	$1,338	$2,414	$3,752	1.6x	1.5x	11.3	8.1	European Direct Lending
SSG Fund IV	2016	1,064	1,181	1,520	1,214	557	1,771	1.3x	1.2x	12.9	8.0	Asia Credit
PCS	2017	3,499	3,365	2,653	1,671	1,900	3,571	1.4x	1.3x	11.7	8.3	U.S. Direct Lending
Fund Deploying Capital												
SSG Fund V	2018	2,131	1,878	1,656	1,526	371	1,897	1.3x	1.1x	25.8	14.5	Asia Credit

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slide 39 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

37

ARES

Supplemental Performance Metrics (cont'd)

The following table presents the performance data for commingled funds that were previously reported as significant funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
				As of March 31, 2023								
Private Equity												
Funds Harvesting Investments												
ACOF III	2008	$286	$3,510	$3,922	$10,293	$44	$10,337	2.6x	2.1x	27.5	20.2	Corporate Private Equity
ACOF IV	2012	2,587	4,700	4,251	8,412	1,841	10,253	2.4x	1.9x	19.8	14.4	Corporate Private Equity
SSF IV	2015	1,308	1,515	3,636	3,404	1,180	4,584	1.7x	1.5x	10.4	8.2	Special Opportunities
Fund Deploying Capital												
AEOF	2018	635	1,120	977	105	528	633	0.6x	0.6x	(13.3)	(16.1)	Corporate Private Equity
Real Assets												
Funds Harvesting Investments												
US VIII	2013	223	824	842	1,463	180	1,643	2.0x	1.7x	21.2	17.3	U.S. Real Estate Equity
US IX	2017	673	1,040	934	1,029	576	1,605	1.7x	1.5x	20.4	17.3	U.S. Real Estate Equity
EF IV[7]	2014	382	1,299	1,178	1,557	322	1,879	1.6x	1.4x	15.3	10.4	European Real Estate Equity
EPEP II[8]	2015	277	747	648	665	258	923	1.4x	1.3x	15.2	11.9	European Real Estate Equity
EF V[9]	2018	1,882	1,968	1,474	556	1,270	1,826	1.3x	1.1x	12.5	6.7	European Real Estate Equity
USPF IV	2010	742	1,688	2,121	1,898	738	2,636	1.2x	1.1x	4.8	1.3	Infrastructure Opportunities
EIF V	2015	707	801	1,382	1,410	571	1,981	1.4x	1.5x	18.0	12.6	Infrastructure Opportunities
Fund Deploying Capital												
AREOF III	2019	1,706	1,697	1,184	435	1,046	1,481	1.3x	1.1x	23.3	12.0	U.S. Real Estate Equity
Secondaries												
Fund Harvesting Investments												
LEP XV[7]	2013	1,404	3,250	2,631	3,001	742	3,743	1.6x	1.4x	17.7	12.4	Private Equity Secondaries

Note: Past performance is not indicative of future results. AUM and net returns are as of March 31, 2023 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 39-41 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

38

ARES

39 Supplemental Performance Metrics Endnotes Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 0.7% / 0.5%, 0.7% / 0.5%, and 1.6% / 1.0%. 3. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 4. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 5. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 12.0% and 8.9%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund’s closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 2.1x for ACOF III, 1.8x for ACOF IV and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

40 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 20.2% for ACOF III, 14.5% for ACOF IV and (16.1)% for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For the infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 15.0% and 10.9%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 15.2% and 11.9%, respectively. The gross and net MoIC for the euro currency investors are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 12.1% and 8.6%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

41 Supplemental Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short- term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

42 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees from Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group entities refers to, collectively, Ares Holdings, L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPACˮ) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment vehicles, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

43 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limit the amounts paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC’s AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

44 Glossary (cont’d) Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC and CION Ares Diversified Credit Fund (“CADCˮ). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ), Ares Private Markets Fund (“APMFˮ), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ), Ares Strategic Income Fund (“ASIFˮ) and CADC, (ii) our non-traded Real Estate Investment Trusts (“REITsˮ), (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ), and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

45 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (i) operating results of our Consolidated Funds, (ii) depreciation and amortization expense, (iii) the effects of changes arising from corporate actions, (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance and (v) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. RI is reduced by a placement fee adjustment that represents the net portion of either expense deferral or amortization that is required to match the timing of expense recognition with the period over which management fees are expected to be earned from the associated fund for segment purposes but have been expensed up front in accordance with GAAP. For periods in which the amortization of placement fees for segment purposes is higher than the GAAP expense, the placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees, fee related performance revenues and realized net performance income.